UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934


           Date of Report (Date of earliest reported): March 18, 2004



                                  TISSERA, INC.
               (Exact name of registrant as specified in charter)



         WASHINGTON                     0-32801                  91-2034750
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

      17 HATA'ASIA STREET, OR YEHUDA                            60212 ISRAEL
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: +972-54-544-344

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 18, 2004, Tissera, Inc., a Washington corporation (the "Company"), raised gross proceeds in the amount of $5,500,000 in connection with the sale of 3,142,858 shares of common stock for $1.75 per share to various accredited investors. The investors, upon the purchase of one share of common stock, also received three common stock purchase warrants, which resulted in the issuance of an aggregate of 9,428,574 common stock purchase warrants. We issued three types of warrants that have the following terms:

         o the first series of warrants are exercisable at $3.75 per share for a period of one year from the effective date of the registration statement registering the shares of underlying the warrant and are callable by the Company if there is an effective registration statement covering the underlying shares and the market price has been 200% of the exercise price for a period of 15 consecutive days;

         o the second series of warrants are exercisable at $4.50 per share for a period of two years from the closing date and are callable by the Company if there is an effective registration statement covering the underlying shares and the market price has been 200% of the exercise price for a period of 15 consecutive days.

         o the third series of warrants are exercisable at $6.00 per share for a period of three years from the closing date and are callable by the Company if there is an effective registration statement covering the underlying shares and the market price has been 200% of the exercise price for a period of 15 consecutive days.

All common shares associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the of the Securities Act of 1933. However, the Company is required to file a registration statement covering the shares of common stock and the shares underlying the common stock purchase warrants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                Description
-----------                -----------
Exhibit 4.1                Subscription Agreement dated March 16, 2004

Exhibit 4.2                Form of Common Stock Purchase Warrant A

Exhibit 4.3                Form of Common Stock Purchase Warrant B

Exhibit 4.4                Form of Common Stock Purchase Warrant C

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TISSERA, INC.



Date:  March 24, 2004             /s/ Vickie Rabenou
                                  ------------------
                                  Vicki Rabenou
                                  Chief Executive Officer